EXHIBIT 15










          SCOR U.S. Corporation
          New York, New York

          Gentlemen:

          We acknowledge our awareness that our report dated May 2, 1995 related to our review of interim financial information for SCOR U.S. Corporation for the three month period ended March 31, 1995 and included in the quarterly report on Form 10-Q is incorporated by reference in the Company's Registration Statements on Form S-8 (Registration Nos. 33-12604, 33-44577, and 33-46753).

          Pursuant to Rule 436(c) under the Securities Act, such report is not considered a part of a Registration Statement prepared or certified by an accountant within the meaning of Section 7 and 11 of the Act.

                                                       Very truly yours,


                                                 KPMG Peat Marwick LLP





          May 2, 1995